As filed with the Securities and Exchange Commission on December 16, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Virginia National Bankshares Corporation

(Exact name of registrant as specified in its charter)

Virginia	46-2331578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

404 People Place

Charlottesville, Virginia 22911

(Address of principal executive offices) (Zip code)

Virginia National Bankshares Corporation Amended and Restated 2022 Stock Incentive Plan

(Full title of the plan)

Glenn W. Rust

Virginia National Bankshares Corporation

404 People Place

Charlottesville, Virginia 22911

(Name and address of agent for service)

(434) 817-8621

(Telephone number, including area code, of agent for service)

Copies to:

Scott H. Richter

Benjamin A. McCall

Williams Mullen

200 South 10th Street, Suite 1600

Richmond, Virginia 23219

(804) 420-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement registers an additional 150,000 shares of common stock of Virginia National Bankshares Corporation (the “Company”) that may be offered and sold under the Virginia National Bankshares Corporation Amended and Restated 2022 Stock Incentive Plan (the “Plan”). Pursuant to General Instruction E to Form S-8, the contents of the Company’s previously filed Registration Statement on Form S-8 relating to the Plan (File No. 333-270131), filed with the Securities and Exchange Commission on February 28, 2023, including any filings incorporated therein, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description of the Exhibit

4.1	Virginia National Bankshares Corporation Amended and Restated 2022 Stock Incentive Plan (incorporated by reference to Appendix A of the Proxy Statement for Annual Meeting of Shareholders held on July 24, 2025, filed on May 30, 2025).

5.1	Opinion of Williams Mullen.*

23.1	Consent of Yount, Hyde & Barbour, P.C.*

23.2	Consent of Williams Mullen (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

107.1	Filing Fee Table.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlottesville, Commonwealth of Virginia, on December 16, 2025.

VIRGINIA NATIONAL BANKSHARES CORPORATION

By:	/s/ Glenn W. Rust
Glenn W. Rust
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Glenn W. Rust, Cathy W. Liles, and Virginia R. Bayes, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys to any and all amendments.

Signature	Capacity	Date

/s/ Glenn W. Rust	President and Chief Executive	December 16, 2025
Glenn W. Rust	Officer and Director (Principal Executive Officer)

/s/ Cathy W. Liles	Executive Vice President and	December 16, 2025
Cathy W. Liles	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ William D. Dittmar, Jr.	Chairman of the Board and	December 16, 2025
William D. Dittmar, Jr.	Director

/s/ John B. Adams, Jr.	Director	December 16, 2025
John B. Adams, Jr.

	Director	December 16, 2025
Kevin T. Carter

/s/ Hunter E. Craig	Director	December 16, 2025
Hunter E. Craig

/s/ Randolph D. Frostick	Director	December 16, 2025
Randolph D. Frostick

/s/ Linda M. Houston	Director	December 16, 2025
Linda M. Houston

Signature	Capacity	Date

/s/ Jay B. Keyser	Director	December 16, 2025
Jay B. Keyser

/s/ Sterling T. Strange, III	Director	December 16, 2025
Sterling T. Strange, III

/s/ Gregory L. Wells	Director	December 16, 2025
Gregory L. Wells

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